UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 27, 2006

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

23 Inverness Way East, Suite. 150, Englewood, CO, 80112

(Address of Principal Executive Offices, including zip code)

303-799-8520

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01. Entry into a Material Definitive Agreement.

On April 27, 2006, the Board of Directors (the “Board”) of Allied Motion Technologies (the “Company”) upon the recommendation of the Board’s Compensation Committee, took the following actions:

The Board approved a Deferred Compensation Plan (the “Plan”) to be effective as of January 1, 2006. The purposes of the Plan are (1) to provide eligible key employees with the opportunity to defer the receipt of certain compensation otherwise payable to them, and (2) to permit such eligible key employees to participate in the success of the Company by providing them with the opportunity to earn additional, performance based compensation.

Under the Plan, the Board will determine the employees who are eligible to participate in the Plan. As of the effective date of the Plan, the participants are Richard D. Smith and Richard S. Warzala.

Under the Plan, each participant may (1) make elective deferrals, (2) receive an allocation of any performance contributions to the Plan by the Company, and (3) receive an allocation of any discretionary amount contributed to the Plan by the Company. Deferrals may be made from a participant’s salary, bonus, or a combination thereof. Deferrals, which are irrevocable, must be elected no later than the last day of the year preceding the one in respect of which the deferrals will be made.

The Board also approved a discretionary contribution under the Plan for Messrs. Smith and Warzala equal to 5% of their respective base salaries or $12,500 for Mr. Smith and $12,000 for Mr. Warzala with such contributions being credited to their respective discretionary contribution accounts on the Company’s books and records.

The Board also approved performance criteria for the first year of the Plan as follows: For 2006, the performance contribution will be based on the Company achieving a net profit target, equal to a stated return on investment, as recommended by the Compensation Committee and approved by the Board.

For each succeeding year, the Board shall designate the applicable performance criteria for the year on or before the ninetieth (90th) day of such year, or as soon thereafter as is practicable.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2006, the shareholders of the Company authorized an amendment to Section 9.1 of the Company’s Articles of Incorporation to delete the provisions fixing the number of directors of the Company. The proposal to amend the Company’s Articles of Incorporation was included in the Company’s proxy statement for its 2006 annual meeting. Also on April 27, 2006, the Board of Directors authorized the restatement of the Company’s Articles of Incorporation. A copy of the Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of the State of Colorado on May 2, 2006 is attached hereto as Exhibit 3.1 and is incorporated into this filing by reference.

On April 27, 2006, the Board of Directors amended the Company’s Bylaws to provide that the number of directors shall be no fewer than three and no more than nine as determined from time to time by Board resolution. A copy of the amended and restated Bylaws of the Company is attached hereto as Exhibit 3.2 and is incorporated into this filing by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     May 3, 2006

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Richard D. Smith
Richard D. Smith
Chief Executive Officer
and Chief Financial Officer